Exhibit 10.20
PROMISSORY NOTE

U.S. $2,000,000.00	August 9, 2010
     1. Parties.
          1.1 SWISHER INTERNATIONAL, INC., a Nevada corporation (the “Borrower”).
          1.2 ROYAL PALM MORTGAGE GROUP, LLC., a Florida limited liability company, its successors and assigns (“Lender”).
     2. Borrower’s Promise to Pay. Borrower promises to pay to the order of Lender, in lawful money of the United States of America, the sum of Two Million and No/100 Dollars ($2,000,000.00), with interest thereon at the rate and on the terms set forth in this Promissory Note (including all renewals, extensions, or modifications hereof, the “Note”).
     3. Interest. Interest on the outstanding Principal balance shall be payable at the short-term Applicable Federal Rate announced by the U.S. Treasury Department. Interest will begin to accrue as of the date of this Note. The interest rate shall adjust on a monthly basis as the short-term Applicable Federal Rate adjusts. Interest shall be calculated on the basis of the actual number of days elapsed divided by 365.
     4. Payments and Maturity Date. The Borrower shall make payments under this Note in the following amounts and at the following times:
          4.1 Internal Payments. Interest shall accrue on the outstanding Principal balance of this Note and shall be payable as of the Maturity Date unless accelerated pursuant to the provisions of this Note. If Borrower prepays this Note each prepayment shall also include payment of all accrued interest through the prepayment date.
          4.2 Maturity Date. If not earlier paid the outstanding Principal plus all accrued interest and any other amounts due under the terms of this Note shall be due and payable in full to Lender on the earlier of (i) one year from the effective time of the merger contemplated by the terms of that certain Agreement and Plan of Merger among CoolBrands International, Inc. (“CoolBrands”), CoolBrands International (Nevada), Inc., the Borrower and Steven R. Berrard dated as of August 17, 2010 (the “Merger Agreement”), or (ii) January 1, 2012.
               4.2.1 All payments made by Borrower under this Note will be recorded by Lender, and such records shall be presumptive evidence as to the existence and amounts paid and outstanding. Payments of Principal and interest by the Borrower shall be credited to the amount outstanding under this Note upon the Business Day received by Lender in cash.
               4.2.2 For purposes hereof, “Business Day” means a day that is not a Saturday, a Sunday, or a day on which national banks in the State of Florida are closed pursuant to authorization or requirement of law.

               4.2.3 Should any payment become due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and, in the case of any payment of Principal, interest shall be payable thereon at the Interest Rate specified in this Note during such extension.
     5. Application of Payments. All payments under this Note shall first be applied to charges, costs, and expenses incurred by Lender whether before or after an Event of Default and Default Interest, then to interest and the remainder to Principal.
     6. Prepayment. This Note may be prepaid in whole or in part without premium or penalty at any time and from time to time; provided that any prepayment shall be applied first to accrued and unpaid interest, and then to Principal.
     7. Late Charge. A late charge of five percent (5%) of any payment required to be made pursuant to the terms of this Note, shall be imposed on any payment which is not received within ten (10) days of the date such payment is due. This late charge is not a penalty, but liquidated damages to defray administrative and related expenses caused Lender due to such late payment. The late charge shall be immediately due and payable, and shall be paid by Borrower to Lender without notice or demand. This provision for a late charge is not, and shall not be deemed, to effect a grace period and Lender shall be entitled to exercise all of the rights and remedies otherwise provided herein upon an Event of Default. Acceptance by Lender of any late payment without payment of the late charge shall not be deemed a waiver of Lender’s right to collect such late charge or to collect a late charge for any subsequent late payment received.
     8. Place of Payment. Payment to Lender of Principal and all other payments due under this Note shall be made at the location and in the manner designated by Lender from time to time.
     9. Event of Default.
          9.1 The following events shall constitute “Events of Default”:
               9.1.1 Borrower fails to make payment when due of any Principal, interest, or other amount due under this Note, and any applicable grace or cure period has expired.
               9.1.2 Any representation or warranty made by Borrower in this Note, shall be false or misleading in any material respect.
               9.1.3 Borrower fails to fully and promptly perform when due any agreement, covenant, term, or condition binding on it contained in this Note.
               9.1.4 The liquidation or dissolution of Borrower, or the filing or commencement by Borrower of a voluntary petition or other action seeking reorganization, arrangement, readjustment of its debts, or any other relief under any law relating to bankruptcy, insolvency, reorganization or relief of debtors; or the application by Borrower for, or the appointment, by consent or acquiescence of, a receiver, trustee, custodian, or other similar official for Borrower or for all or a substantial part of its property or assets; the making by

Borrower of an assignment for the benefit of creditors; or the inability of Borrower or the admission by Borrower in writing of its inability to pay its debts as they mature.
               9.1.5 The commencement without being vacated or dismissed within sixty (60) days of the filing or appointment date: (a) of an involuntary petition or other action against Borrower seeking reorganization, arrangement, readjustment of its debts, or any other relief under any law relating to bankruptcy, insolvency, reorganization, or relief of debtors; or (b) the involuntary appointment of a receiver, trustee, custodian, or other similar official for Borrower or for all or a substantial part of Borrower’s property or assets.
               9.1.6 A Change of Control shall occur with respect to the Borrower. For purposes hereof, a “Change of Control” means (i) a reorganization, merger, or consolidation of the Borrower where those persons who were equity holders of the Borrower prior to such reorganization, merger or consolidation do not immediately thereafter own directly or indirectly with their Affiliates more than fifty percent (50%) of the combined voting power of the reorganized, merged or consolidated entity; (ii) the sale of all or substantially all of the assets of the Borrower; or (iii) the issuance and sale of newly issued equity securities of the Borrower or the sale or other transfer of existing equity securities by the equity holders of the Borrower which will result in the Borrower’s equity holders immediately prior to such transaction holding directly or indirectly with their Affiliates less than fifty percent (50%) of the combined voting power of the surviving, continuing or resulting entity. For purposes hereof “Affiliate” means, with respect to any person, (i) any person directly or indirectly controlling, controlled by, or under common control with such person; (ii) any person owning and controlling twenty-five percent (25%) or more of the outstanding voting interest of such person; (iii) any officer, director, manager or trustee of such person; or (iv) any person who is an officer, director, manager or trustee of any person described in clauses (i) through (iii) of this paragraph. Notwithstanding the foregoing, Change of Control shall not include the consummation of the transaction contemplated by the Merger Agreement or the re-domestication of the Borrower or CoolBrands under the laws of Delaware or any other U. S. jurisdiction.
Notwithstanding the foregoing, an Event of Default under Section 9.1.1 shall not be deemed to have occurred if payment is received within ten (10) days of the date such payment is due provided that no such grace period shall apply to any payment due as of the Maturity Date, and any Event of Default under Sections 9.1.2 or 9.1.3 shall not be deemed to have occurred if the matter described therein is cured within twenty (20) days after the giving of written notice of breach by Lender to Borrower.
          9.2 Upon an Event of Default under this Note, the entire unpaid Principal balance of this Note and all accrued and unpaid interest, shall be immediately due and payable without notice or demand.
          9.3 Upon an Event of Default under this Note, interest shall accrue on the unpaid Principal balance then outstanding under this Note at the lesser of the rate of twelve percent (12%) per annum or the maximum rate permitted by applicable law, from the date of default (the “Default Rate”).

          9.4 In addition to payment of the Default Rate, Lender shall be entitled to recover from the Borrower all of Lender’s costs and expenses of collection, including Lender’s accountants’ and attorneys’ (including paralegals, and similar persons’) fees, whether for services incurred in collection, litigation, arbitration, bankruptcy proceedings, appeals, or otherwise, and all other costs and expenses incurred in connection with such activities or proceedings, within five (5) days of demand, with interest on such costs and expenses at the Default Rate.
          9.5 The Default Rate of interest shall be calculated on the basis of the actual number of days elapsed based on a 365-day year and shall be based on the entire Principal outstanding as of the default and accrued interest up to such date.
          9.6 Notwithstanding any other provision of this Note, neither the Default Rate, nor any other charge in the nature of interest shall exceed the maximum interest rate permitted by applicable law, rule, or regulation in effect from time to time; and it is the understanding and intention of the parties that the Borrower does not intend or expect to pay, nor does Lender intend or expect to charge, accept, or collect, any interest greater than the highest rate of interest which may be charged under applicable law, rule, or regulation in effect from time to time.
     10. Borrowers Representations and Warranties. To induce Lender to make the loan evidenced by this Note, Borrower represents and warrants to Lender as follows:
          10.1 Borrower is a corporation duly incorporated and organized, validly existing, and in good standing under the laws of the state of its incorporation. Borrower has all requisite power to own and operate its properties and to carry on its business as now being conducted. Borrower is duly qualified as a foreign corporation to do business in every jurisdiction in which the nature of its business or the ownership of its properties makes such qualification necessary and is in good standing in such jurisdictions, except where the failure to be qualified will not have a material adverse effect on Borrower.
          10.2 Borrower has the corporate power and authority and the legal right to execute and deliver this Note and to perform its obligations hereunder and has taken all corporate action necessary to authorize the execution, delivery, and performance of this Note and the transactions contemplated thereby. The execution, delivery, and performance by Borrower of this Note will not contravene, conflict with, result in the breach of, or constitute a violation of or default under: (i) the articles of incorporation, governing documents, or bylaws of Borrower, (ii) to its knowledge any applicable law, rule, regulation, judgment, order, writ, injunction, or decree of any court or governmental authority, or (iii) any agreement or instrument to which Borrower is a party or by which Borrower or its property may be bound or affected which would cause a material adverse effect on Borrower. No consent, license, or authorization of, or filing with, or notice to, any person or entity (including, without limitation, any governmental authority), is necessary or required in connection with the execution, delivery, performance, validity, or enforceability of this Note.
          10.3 The execution and delivery of this Note to Lender constitutes the legal, valid, and binding obligation of Borrower and is enforceable against Borrower in accordance with its terms.

     11. Waivers. Except as may be specifically provided in this Note to the contrary, the Borrower and any endorsers, sureties, guarantors, and all others who are, or may become, liable for payment of this Note (jointly and severally, the “Obligors”) jointly and severally (a) consent to all extensions of time, all renewals, postponements of the time of the payment of this Note, or other modifications of this Note made from time to time before or after the Maturity Date, (b) agree to any substitution, exchange, addition, or release of any security securing the payment of this Note or the addition or release of any party or person primarily or secondarily liable on this Note, (c) agree that Lender shall not be required first to institute any suit, or to exhaust its remedies, against the undersigned or any other person or party to become liable under this Note or against the security in order to enforce the payment of this Note, and (d) agree that, notwithstanding the occurrence of any of the foregoing (except by the express written release by Lender of any such person), the undersigned shall be and remain, directly and primarily, liable for all sums due under this Note.
     12. Governing Law and Venue. This Note shall be governed by and construed in accordance with the laws of the State of Florida without regard to conflicts of laws principles. Any suit based on this Note shall be brought in the state or federal courts sitting in Broward County, Florida, and Borrower and Lender by its acceptance of this Note knowingly and voluntarily waive any claim or defense that such forum is not convenient or proper. Borrower and Lender by its acceptance of this Note hereby agree that such court shall have in personam jurisdiction over it and consents to service of process in any manner authorized by Florida law.
     13. Waiver of Trial by Jury. Borrower, and Lender by its acceptance of this Note, hereby knowingly, voluntarily and intentionally waive the right it may have to a trial by jury in respect of any litigation based on this Note or rising out of, under or in connection with this Note, or any course of conduct, course of dealing, statements (whether verbal or written) or actions of either party.
     14. Invalidity. Any provision of this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction only, be ineffective only to the extent of such prohibition or unenforceability, without invalidating the remaining provisions of this Note or affecting the validity or enforceability of such provision in any other jurisdiction. In the event that any law invalidating such a provision may be waived, it is hereby waived by the Borrower to the fullest extent permitted by law and this Note shall be deemed to be a valid and binding obligation enforceable against the Borrower in accordance with its terms.
     15. Remedies. The rights of Lender arising under this Note, and the rights allowed or permitted Lender by law or equity, shall be separate, distinct, and cumulative, and the selection of one remedy shall not preclude the selection of another or other remedies. Without limiting the generality of the foregoing, Borrower agrees to pay or reimburse Lender for, and indemnify and hold Lender harmless from and against liability for, any and all documentary stamp taxes, non-recurring intangible taxes, or other taxes, together with any interest, penalties or other liabilities in connection with such failure to pay documentary stamp taxes, and any other taxes, that Lender now or hereafter incurs with respect to this Note. The agreements contained in this section shall survive repayment of all amounts payable hereunder or pursuant hereto, now or in the future.

     16. Indemnification. The Borrower agrees to indemnify, save and hold harmless the Lender, its affiliates, designees, and successors and assigns, and their respective directors, officers, agents, attorneys and employees (collectively the “Indemnitees”) from and against any and all claims, demands, actions or causes of action that are asserted against any Indemnitee by any person relating directly or indirectly to a claim, demand, action or cause of action arising under this Note, and this indemnity obligation includes any and all liabilities, losses, costs or expenses (including legal fees) that any Indemnitee suffers or incurs as a result of the assertion of any claim, demand, action, cause of action or proceeding, or as a result of the preparation of any defense in connection with any claim, demand, action, cause of action or proceeding, provided that no Indemnitee shall be entitled to indemnification for any loss caused by its own gross negligence or willful misconduct. This provision shall survive the repayment of all amounts payable hereunder or pursuant hereto, now or in the future.
     17. Miscellaneous Provisions. Time shall be of the essence as to the Borrower’s obligations under this Note. The captions of sections of this Note are for convenient reference only, and shall not affect the construction or interpretation of any of the terms and provisions set forth in this Note. This Note may not be amended, extended, renewed, or modified, and no waiver of any provision of this Note shall be effective, except by an instrument in writing executed by Lender. Any waiver of any provision of this Note shall be in writing and effective only in the specific instance and for the specific purpose for which given.
     This Note is executed and delivered by the Borrower through its duly authorized representative as of the date set forth on the first page of this Note.

SWISHER INTERNATIONAL, INC., a Nevada corporation

By:	/s/ Steven R. Berrard
Name:	Steven R. Berrard
Title:	CEO
[Corporate Seal]